UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2016

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 18, 2016, Western Gas Partners, LP (the “Partnership”) completed the previously announced public offering of $200.0 million aggregate principal amount of 5.450% senior notes due 2044 (the “Notes”).

The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the former subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture, dated as of March 20, 2014 (the “Sixth Supplemental Indenture” and as so amended and supplemented, the “Indenture”), by and between the Partnership and the Trustee, setting forth the specific terms applicable to the Notes. The Notes were offered as additional senior notes under the Indenture, pursuant to which the Partnership issued $400.0 million aggregate principal amount of senior notes on March 20, 2014 (the “Existing Notes”). The Notes are identical to, and will be treated as a single class of debt securities with, the Existing Notes under the Indenture. Interest on the Notes will accrue from October 1, 2016 and will be payable semi-annually on April 1 and October 1 of each year, with the next payment date being April 1, 2017.

Material terms of the Notes, the Base Indenture, and the Sixth Supplemental Indenture are described in the prospectus supplement forming a part of the prospectus dated October 6, 2016, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on October 7, 2016. The full text of the Sixth Supplemental Indenture is incorporated herein by reference to Exhibit 4.2 to the Partnership’s Current Report on Form 8-K, filed with the Commission on March 20, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Dated: October 18, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).